SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2004

GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 373-2211

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Item 9. Regulation FD Disclosure

Item 12. Results of Operations and Financial Condition

     The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Results of Operations and Financial Condition."

     On January 16, 2004, General Electric Company issued a press release setting forth GE's fourth-quarter and full year 2003 earnings. A copy of GE's press release is attached hereto as Exhibit 99(a) and hereby incorporated by reference. This press release includes certain non-GAAP financial measures. A reconciliation of those measures to the most directly related comparable GAAP measures is attached hereto as Exhibit 99(b).

Exhibit Index

99(a) Press release, dated: January 16, 2004, issued by General Electric Company

99(b) Reconciliations of non-GAAP financial measures

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Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL ELECTRIC COMPANY

By:	/s/ Philip D. Ameen

Philip D. Ameen Vice President and Comptroller
Date: January 16, 2004

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